ROSS STORES, INC.
                                EXECUTIVE MEDICAL PLAN

                                    Plan Highlights

The benefits and provisions of this Plan are described in this Certificate. This is the Plan in effect as of January 1, 1993.

                                  Health Care Benefits
                                For You and Your Dependents

As an eligible Executive Employee you are eligible for benefits shown in this Certificate.

Executive Medical Plan

Payment will be made for 100% of the charges for Covered Expenses listed below. These expenses must be charged to you or your Dependent while covered. Expenses must be charged in connection with Medical Care, Dental Care or Vision Care. No Cash Deductible applies to the Covered Expenses under the Executive Medical Plan.

The Maximum Benefit shall be $25,000 per person per Calendar Year, subject to a Calendar Year Maximum Benefit of $50,000 per family.

Important

You will notice that some of the terms used in your Certificate begin with a capital letter. These terms have a special meaning under the Plan and are listed in Glossary in alphabetical order. Refer to this section for a detailed explanation.

Executive Medical Plan

The Executive Medical Plan provides payment for a wide range of medical expenses (called Covered Expenses). These expenses must be charged to you or your Dependent while covered. These expenses must be needed because of Medical, Dental or Vision Care.

Covered Expenses

Payment for Additional Covered Expenses will be reduced by any amount paid for Medical Care under any Worker's Compensation Act or similar law. Loss of income benefits or specific allowances for loss of a bodily member will not reduce the amount paid under the Plan.

Payment will be made if the expenses charged to you or your Dependent are more than the expenses payable under any or all of the following:

   The other health benefits of this Plan.

   The basic benefits under any other group plans sponsored by the Employer.

   Any government sponsored plan or law, except Medicare or Medicaid.

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These expenses must relate to the Additional Covered Expenses under this benefit. "Additional Covered Expenses" will not include any expenses which are payable in a Calendar Year under any of the plans described above.

Covered Expenses are the actual cost to you of the Reasonable Charges, as defined in Glossary, for services and supplies that are normally not covered under your medical, dental or vision care plan, or which exceed Reasonable and Customary Charges under your medical, dental or vision care plan. However, these expenses are covered under the Executive Reimbursement Plan. The service or supply must be:

  Medically Necessary.

  Required for treatment.

  An allowable tax deductible item as defined under the Internal Revenue Code.

  Recommended and approved by the attending physician unless noted otherwise in the services listed below.

  Any charges in excess of the amount paid under the Comprehensive Medical, Dental and Vision Care Plan of the Employer.

                               General Exclusions

Not Covered

Charges for the following are not covered under the Executive Medical
Care Plan:

  Injury or sickness caused by war, act of war or international armed conflict declared or undeclared.

  Injury or sickness resulting from or sustained while engaged in the commission of a crime or felony.

  Service or treatment for an injury which is covered by a worker's compensation act or other similar legislation.

  Service or treatment which is compensated for or furnished by the United States government or any agency thereof.

  Services or treatments not prescribed by a Physician.

  Services or treatments for pregnancy for dependent children, except complications of pregnancy.

  Services of a person who is a member of your immediate family.

  Services of a person who resides in your home.

  Services given by volunteers or persons who do not normally charge for their services.

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  Services given by a licensed pastoral to a member of his or her congregation in the course of his or her normal duties as a pastor or minister.

  Custodial care. This is care made up of services and supplies that meets one of the following conditions:

    Care furnished mainly to train or assist in personal hygiene or other activities of daily living, rather than to provide medical treatment.

    Care provided by persons who do not have the technical skills of a covered health care professional.

    Care that meets one of the conditions above is custodial care regardless of any of the following:

    Who recommends, provides or directs the care.

    Where the care is provided.

    Whether or not the patient can be or is being trained to care for himself or herself.

  Any expenditure which is merely beneficial to the general health, such as an expenditure for a vacation.

  Any expenditure for transportation, unless furnished by an ambulance service for local travel.

  Any expenditure deemed to be educational rather than medical or rehabilitative.

  Any expenditure for toiletries, such as toothpaste, shaving lotion or cosmetics, such as facial creams, deodorants, hand lotions or other similar preparations used for ordinary cosmetic purposes.

  Any expenditure for meals and lodgings while away from home, but not confined to a hospital or institution or under the care of an institution.

  Expenses incurred during or in connection with the hospital confinement of a Dependent which began before the Dependent was covered.

  Your Dependent's expenses if the Dependent is receiving benefits for the same expenses under the Plan as an Employee.

  Education, training and bed and board while confined in an institution which is mainly a school or other institution for training, a place of rest, a place for the aged or a nursing home.

  Drugs, treatments, services or supplies which are considered investigational because they do not meet generally accepted standards of medical practice in the United States. This includes any related confinement, treatment, service or supplies.

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  Expenses for confinement, treatment, services or supplies given for or related to chelation therapy, except to treat heavy metal poisoninq.

  Expenses not directly involved with Medical Care (as defined in Section 213(d) of the Internal Revenue Code).

  A capital expense, like a permanent alteration of your house. Only that part of the expense that is needed for a person's Medical Care is covered.

  Any service or supply that is not allowable as a tax deduction under the Internal Revenue Code.

  Treatment in a United States government or agency hospital, other than treatment received by a qualified CHAMPUS beneficiary. This treatment must be for services that would otherwise be covered under the Plan.

  Expenses which you yourself are not legally required to pay. However, the reasonable cost incurred by the United States for medical care and treatment for a non-service connected disability given to a veteran by the United States or one of its agencies is covered to the extent the care and treatment is otherwise covered under the Plan.

  Expenses incurred for the care or treatment of the dependent children of your Dependent children.

  Any premiums that you are required to contribute for your coverage under your medical, dental or vision care plan.

                                Claims Information

How To File A Claim

Fill out the First Notice of Claim. These forms are available from the Employer or from The Travelers. The form has instructions on how to fill it out.

Please read the form carefully. Answer all questions and send all required information to your Travelers claim office.

If you ask for a claim form but do not receive it within 15 days you can file a claim without it by sending in the bills and describing the situation in a letter.

To claim health benefits you must give The Travelers written proof of your loss within 15 months after the date of the loss or the date the expenses are incurred.

If it is not possible to give the proof within 15 months, give the proof as soon as possible. The Travelers will not reduce or deny your claim if you give the proof as soon as reasonably possible.

Be sure to save all bills and attach copies of them to the claim form. Keep a record of the date of service and the type of service given. For prescription drugs, be sure the bill includes all of the following:

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  Date of purchase.

  Prescription number.

  Name of the physician who gave the prescription.

The Travelers has the right to examine anyone filing a claim. If a medical exam is needed, you will not have to pay for it.

The Travelers can request any needed proof of loss in connection with a claim for Dental Services and Supplies. This includes the following:

  Dentist's or physician's statement of treatment.

  Study models.

  X-rays taken before and after surgery.

How and When Claims Are Paid

All benefits will be paid to you immediately after The Travelers receives satisfactory proof of loss.

Any Health Benefits continued for your Dependents after your death will be paid to one of the following:

  Your surviving spouse.

  Your Dependent child who is not a minor, if there is no surviving spouse.

  A hospital or a person who makes charges to your Dependents for services that are covered under this Plan

  The legal guardian of your Dependent.

The Travelers will have no further obligation for the amount of the payment.

Legal Actions

You may not sue on your health claim before 60 days after proof of loss has been given to The Travelers. You may not sue after 3 years from the time proof of loss is required unless the law in the area where you live allows a longer period of time.

The health coverage is not in place of workers' compensation insurance. It does not affect any requirement for coverage by workers' compensation insurance.

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                         When Coverage Starts

Who is Eligible for Coverage

Employees

You are eligible if you are an Executive Employee working at least 25 hours per week, or are a former Executive Employee previously covered under the Employer's basic health plan who has elected health care continuation under COBRA.

Dependents

Your eligible Dependents are:

  Your wife or husband.

  Your unmarried children under 19.

  Your unmarried children 19 but under 25 who are registered students in regular full-time attendance at school. Dependents who are students must be dependent upon the Employee for care and support. They cannot be employed on a regular full-time basis by one or more employers for a total of 30 or more hours per week.


Your Dependents must reside in the United States.

"Children" includes any of the following:

  Your step-child.

  Your legally adopted child (including a child for whom legal adoption proceedings have been started).

  Any child who is related to you, mainly dependent on you for care and support and living with you in a regular parent-child relationship.

No person can be covered as both an Employee and as a Dependent under this Plan. No person can be covered as a Dependent of more than one Employee under this Plan.

Who Pays for the Coverage

The coverage under this Plan is non-contributory. This means you do not have to make contributions toward its cost.

When Coverage Starts

Your Coverage

You must enroll to get coverage (see How to Enroll).

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Coverage will start on the later of

  The date you enroll.

  The date you become eligible for coverage under the Employer's
  Comprehensive Medical, Dental and Vision Care Plan.

If you are away from work because you are disabled on the date coverage would start, coverage will not start until you return to full-time work.

Your Dependents Coverage

You must enroll for the coverage in order for your Dependents to be covered (see How to Enroll).

Coverage starts on the latest of

  The date you become covered, if you selected Dependent coverage.

  The date you enroll for the Dependents coverage

  The first day of the month after you acquire your first Dependent.

If a Dependent is confined in a hospital or other institution when coverage would start, the Medical Benefits will not start until

  The Dependent is out of the hospital or institution, or

  The Travelers is given proof that the Dependent is completely recovered or the pregnancy causing the confinement was delivered, aborted or miscarried.

The above limitation does not apply to a newborn child.

How To Enroll

You enroll by filing a written request with the Employer. Forms are available from the Employer.

If you do not have a Dependent when you enroll, you may enroll for the Dependents benefits when you acquire your first Dependent, if you do so within the first 31 days of the date the Dependent is eligible.

When Coverage Stops

Your Coverage

Coverage will stop on the earliest of the following:

  The last day of the month in which your employment ends.

  The last day of the month in which you stop being an eligible
  Employee.

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  When the Plan is terminated by the Employer.

Your Dependents Coverage

Coverage for all of your Dependents stops when your coverage stops.

Coverage for an individual Dependent stops sooner if one of the following happens:

  The Dependent becomes covered as an Employee under this Plan.

  The Dependent stops being an eligible Dependent.

Continuation of Coverage

Disability

The Employer may continue coverage when you are away from work due to disability.

Layoff or Leave of Absence

The Employer may continue coverage if you are away from work due to leave of absence or temporary layoff.

Benefits Available After Coverage Stops

The Travelers will pay Executive Medical Plan benefits for the 12 months after the date coverage stops as long as the following conditions are met:

  The person is Totally Disabled due to the same cause for the entire time from when coverage stops until charges are made.

  The expenses are not payable under any other group plan.

Benefits are payable only for Covered Expenses charged for the accidental injury, sickness or pregnancy which caused the Total
Disability.

Glossary

(These definitions apply when the following terms are used in this Certificate.)

Calendar Year

A period of one year beginning with a January 1.

Covered Family Members

You and your wife or husband and Dependent children who are covered under the Plan.

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Hospital

An institution which is engaged primarily in providing medical care and treatment of sick and injured persons on an in-patient basis where a charge is incurred and which fully meets one of the following three tests:

  It is accredited as a hospital by the Joint Commission on Accreditation of Hospitals.

  It is approved by Medicare as a hospital.

  It meets all of the following tests:

    It maintains on the premises diagnostic and therapeutic facilities for surgical and medical diagnosis and treatment of sick and injured persons by or under the supervision of a staff of duly qualified physicians; and

    It continuously provides on the premises 24 hour a day nursing service by or under the supervision of registered graduate nurses; and

    It is operated continuously with organized facilities for operative surgery on the premises.

Internal Revenue Code

Section 213(d), Medical, Dental, Etc., Expenses (which tells what medical and dental expenses qualify as "medical care" for federal income tax purposes) of the internal Revenue Code of 1954 and amendments thereto, as regulated by the Code of Federal Regulations.

Medical Care

The diagnosis, care, mitigation or prevention of disease or treatment affecting any structure or functions of the body due to defect, illness or accidental injury, or care during and following pregnancy including treatment of any conditions caused by the pregnancy.

Medically Necessary

The Travelers determines, in its discretion, if a service or supply is medically necessary for the diagnosis or treatment of an accidental injury, sickness or pregnancy. This determination is based on and consistent with standards approved by Travelers medical personnel. These standards are developed, in part with consideration to whether the service or supply meets the following:

  It is appropriate and required for the diagnosis or treatment of the accidental injury, sickness or pregnancy.

  It is safe and effective according to accepted clinical evidence reported by generally recognized medical professionals or publications.

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  There is not a less intensive or more appropriate diagnostic or treatment alternative that could have been used in lieu of the service or supply given.

  A determination that a service or supply is not medically necessary may apply to the entire service or supply or to any part of the service or supply.

Medicare

The Health Insurance For The Aged and Disabled program under Title XVIII of the Social Security Act.

Person Eligible under Medicare

You or your Dependent if eligible to enroll and be covered under the voluntary portion of Medicare.

Physician
A legally qualified:

  Doctor of Medicine (M.D.).

  Doctor of Chiropody (D.P.M.; D.S.C.).

  Doctor of Chiropractic (D.C.).

  Doctor of Dental Surgery (D.D.S.).

  Doctor of Medical Dentistry (D.M.D.).

  Doctor of Osteopathy (D.O.).

  Doctor of Podiatry (D.P.M.).

Reasonable Charge

An amount measured and determined by The Travelers by comparing the actual charge for the service or supply with the prevailing charges made for it. The Travelers determines the prevailing charge. It takes into account all pertinent factors including:

  The complexity of the service.

  The range of services provided.

  The prevailing charge level in the geographic area where the provider is located and other geographic areas having similar medical cost experience.

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Room and Board

Room, board, general duty nursing, intensive nursing care by whatever name called, and any other services regularly furnished by the hospital as a condition of occupancy of the class of accommodations occupied, but not including professional services of physicians nor special nursing services rendered outside of an intensive care unit by whatever name called.

Sickness

The term "sickness" will include a surgical procedure for sterilization and related medical care and treatment and confinement within 30 consecutive days from the procedure.

The term "sickness" used in connection with new-born children will include congenital defects and birth abnormalities, including premature births.

Total Disability

  Your inability to perform all of the substantial and material duties of your regular employment or occupation.

  Your Dependent's inability to perform the normal activities of a person of like age and sex.

                   End of Certificate of Insurance